UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 14, 2019

Date of Report (Date of earliest event reported)

Essential Properties Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-38530 (Commission File Number)	82-4005693 (IRS Employer Identification No.)

902 Carnegie Center Blvd., Suite 520 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code: (609) 436-0619

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EPRT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 — Completion of Acquisition or Disposition of Assets

On May 14, 2019, Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), through its operating partnership, Essential Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), fully borrowed on its previously announced $200 million five-year senior unsecured term loan (the “Term Loan Facility”).  In a subsequent transaction, on May 14, 2019, the Company repurchased $200 million of its Class A Series 2016-1 ABS Notes from an affiliate of Eldridge Industries, LLC (“Eldridge”) for a 70 basis point premium to face value, for an all-in cost of approximately $201.4 million.

Eldridge, through affiliates, owned approximately 13.5% of the Company’s outstanding common stock as of March 31, 2019 (34.9% of the Company’s outstanding common stock assuming the exchange of all of the units of the Operating Partnership held by affiliates of Eldridge for shares of common stock). In addition, Eldridge is a party to a Stockholders Agreement with the Company that provides Eldridge with certain rights, including specified board nomination rights. Two of the Company’s directors, Todd J. Gilbert and Anthony D. Minella, are affiliated with Eldridge, with Mr. Gilbert serving as a principal and Mr. Minella serving as Eldridge’s president.

The purchase price of the Class A Series 2016-1 ABS Notes was the result of an arms’ length negotiation between the Company, represented by its senior executives with no relationship with Eldridge beyond their respective roles at the Company, and the holder. The transaction was approved unanimously by the Company’s independent directors.

On May 15, 2019, the Company, through its Operating Partnership, also entered into three swap transactions that fixed LIBOR (London Interbank Offered Rate) for purposes of the $200 million borrowed under the Term Loan Facility for five years at a rate of 2.063%. Accordingly, after giving consideration to these swap transactions and based on the Company’s current leverage ratio, the all-in interest rate on borrowings under the Term Loan Facility is 3.263%, which represents interest rate savings of 119 basis points on the repurchased Class A Series 2016-1 ABS Notes.

As a result of these transactions, the Company increased its weighted average debt maturity to 4.68 years from 3.75 years, lowered its weighted average interest rate to 3.89% from 4.35%, and reduced its percentage of secured debt to 61% from 100%.

Item 7.01— Regulation FD Disclosure.

On May 17, 2019, in connection with the transactions described above, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

Date: May 20, 2019	By:	/s/ Hillary P. Hai
Hillary P. Hai
Chief Financial Officer